Exhibit 10.35

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

AMENDMENT #4 TO THE PRODUCT DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

This Amendment (this “Amendment”) is entered into and made effective as of 29 June 2012 (the “Amendment Date”) by and between Regulus Therapeutics, Inc., a Delaware corporation having its principal place of business at 3545 John Hopkins Court, Suite 210, San Diego, CA 92121 (“Regulus”) and Glaxo Group Limited, a company existing under the laws of England and Wales, having its registered office at Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex, UB6 0NN, England (“GSK”).

Regulus and GSK are each referred to herein by name or as a “Party” or, collectively, as the “Parties”.

RECITALS

WHEREAS, Regulus and GSK are parties to the Product Development and Commercialization Agreement dated 17 April 2008, as amended by an amendment dated 24 February 2010 (“Amendment No. 1”), a further amendment dated 16 June 2010 (“Amendment No. 2”) and a further amendment dated 30 June 2011 (“Amendment No. 3”) (collectively, the “Agreement”).

WHEREAS, as of the Amendment Date, GSK has selected three Targets as Collaboration Targets;

WHEREAS, the Parties have agreed to extend the period during which GSK can select a fourth Collaboration Target under the Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be hereby bound, do hereby agree as follows:

1.	Amendment of Paragraph 6 (Selection of Targets) set forth in Amendment No. 2 and Paragraph 2 (Selection of Targets) set forth in Amendment No. 3

1.1	Paragraph 6 (Selection of Targets) set forth in Amendment No. 2 and Paragraph 2 (Selection of Targets) set forth in Amendment No. 3 shall both be deleted in their entirety and replaced with the following:

“Selection of Targets. Notwithstanding anything to the contrary in Section 3.2 of the Agreement:

(i)	at any time until […***…], GSK may select (i) one new Collaboration Target to fill the one open target slot as of the Amendment Date; and if needed (ii) one (1) replacement for Replaceable Targets under Section 3.2.1, only if mutually agreed by Regulus in writing. If Regulus rejects a particular miRNA selected by GSK, GSK may request another miRNA until GSK and Regulus mutually agree upon the miRNA that will become a Collaboration Target;

1.

*** Confidential Treatment Requested

(ii)	the Final Target Selection Date and the end of the Target Selection Period for the purposes of the Agreement is […***…]; and

(iii)	for the avoidance of doubt, for any Collaboration Target selected up to and including […***…] to fill the one remaining open target slot, GSK will pay the Discovery Milestone of […***…] dollars ($[…***…]).”

2.	General

2.1	Capitalized terms not otherwise defined herein will have the meanings given in the Agreement. Except as otherwise expressly amended by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

2.2	Each Party shall execute, acknowledge and deliver such further instruments, and do all such other acts, as may be necessary or appropriate in order to carry out the expressly stated purposes and the clear intent of this Amendment.

2.3	This Amendment may be signed in counterparts, each and every one of which shall be deemed an original, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies of this Amendment from separate computers or printers. Facsimile signatures and signatures transmitted via PDF shall be treated as original signatures.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Date.

/s/ Garry E. Menzel	/s/ Paul Williamson
For and on behalf of REGULUS THERAPEUTICS, INC.	For and on behalf of GLAXO GROUP LIMITED

2.

*** Confidential Treatment Requested